WARRANT AGREEMENT

      Agreement made as of September __, 1998, between Immtech International, Inc., aDelaware corporation with offices at 1890 Maple Avenue, Suite 110, Evanston, Illinois 60201 (the "Company"), Harris Trust and Savings Bank, an Illinois corporation with offices _____________ Chicago, Illinois _____ (herein called the "Warrant Agent"), New China HongKong Securities Limited, a Hong Kong corporation with offices at ______________ ("NCHKSL")and Rade Management Corporation, a __________ corporation with offices at ____, New York, New York zip ("Rade").

      WHEREAS, the Company is engaged in a public offering of Units (the "PublicOffering") and in connection therewith has determined to issue and deliver up to (i) 3,999,999Common Stock Purchase Warrants consisting of 1,333,333 Class A Warrants, 1,333,333 ClassB Warrants and 1,333,333 Class C Warrants (collectively, the "Public Warrants") to the publicinvestors and (ii) 500,000 Common Stock Purchase Warrants to NCHKSL (the "Representative")or its designee (the "Representative's Warrants"); and the Company has previously issued (y) to NCHKSL 150,000 Common Stock Purchase Warrants (the "PP Warrants") and (z) to RADEManagement Corporation 1,950,000 Common Stock Purchase Warrants (the "Consultant'sWarrants" and together with the Representative's Warrants and the PP Warrants, the "PrivateWarrants"; the Public Warrants and Private Warrants referred to collectively as the"Warrant(s)"); and

      WHEREAS, the Company has filed with the Securities and Exchange Commission aRegistration Statement, No. 33-_____ on Form SB-2 ("Registration Statement") for theregistration, under the Securities Act of 1933, as amended, of, among others, the PublicWarrants and the Common Stock issuable upon exercise of the Public Warrants; andWHEREAS, the Company desires the Warrant Agent to act on behalf of the Company, and the Warrant Agent is willing to so act, in connection with the issuance, registration, transfer, exchange, redemption and exercise of the Warrants; and

      WHEREAS, the Company desires to provide for the form and provisions of the PublicWarrants, the terms upon which they shall be issued and exercised, and the respective rights, limitation of rights, and immunities of the Company, the Warrant Agent, the holders of theWarrants, NCHKSL and Rade; and

      WHEREAS, all acts and things have been done and performed which are necessary tomake the Public Warrants, when executed on behalf of the Company and countersigned by oron behalf of the Warrant Agent, as provided herein, the valid, binding and legal obligations ofthe Company, and to authorize the execution and delivery of this Agreement.

      NOW, THEREFORE, in consideration of the mutual agreements herein contained, theparties hereto agree as follows:

1. Appointment of Warrant Agent. The Company hereby appoints the Warrant Agent to act as agent for the Company for the Warrants, and the Warrant Agent hereby accepts such
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appointment and agrees to perform the same in accordance with the terms and conditions set forth in this Agreement.

2. Warrants.

      2.1. Form of Warrant. Each Public Warrant certificate shall be issued in registered form only, shall be in substantially the form of Exhibits A, B and C hereto the provisions of which are incorporated herein and shall be signed by, or bear the facsimile signature of, the Chairman of the Board or President and Secretary or Assistant Secretary of the Company and shall bear a facsimile of the Company's seal. In the event the person whose facsimile signature has been placed upon any Warrant certificate shall have ceased to be Chairman of the Board or President and Secretary or Assistant Secretary of the Company before such Warrant certificate is issued, it may be issued with the same effect as if he had not ceased to be such at the date of issuance. The Public Warrant(s) represented by a Warrant certificate may not be exercised until such certificate has been countersigned by the Warrant Agent as provided in Section 2.3 hereof. The Private Warrants shall not be issued in certificated form; annexed hereto as Exhibits "D", "E" and "F" are the respective agreements representing the Non-Redeemable Warrants (collectively, the "Warrant Agreements").

      2.2. Effect of Countersignature. Unless and until countersigned by the Warrant Agent pursuant to this Agreement, a Warrant certificate shall be invalid and of no effect.

      2.3. Events for Countersignature. The Warrant Agent shall countersign a Warrant certificate only upon the occurrence of either of the following events:

            (i) if the Warrant certificate is to be issued in exchange or substitution for one or more previously countersigned Warrant certificates, as hereinafter provided, or

            (ii) if the Company instructs the Warrant Agent to do so.

      2.4. Registration.

            2.4.1. Warrant Register. The Warrant Agent shall maintain books (the "Warrant Register"), for the registration of original issuance and the registration of transfer of the Warrants. Upon the initial issuance of the Public Warrants, the Warrant Agent shall issue and register the Public Warrants in the names of the respective holders thereof in such denominations and otherwise in accordance with instructions delivered to the Warrant Agent by the Company.

            2.4.2. Registered Holder. Prior to due presentment for registration of transfer of any Warrant certificate or any Warrants included among the Private Warrants, the Company and the Warrant Agent may deem and treat the person in whose name such Warrant certificate and such Private Warrant shall be registered upon the Warrant Register (the "Registered Holder"), as the absolute owner of such Warrant certificate, Private Warrant and of each Warrant represented thereby (notwithstanding any notation of ownership or other writing on the Warrant certificate or Warrant Agreement made by anyone other than the Company or the


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

Warrant Agent), for the purpose of any exercise thereof, and for all other purposes, and neither the Company nor the Warrant Agent shall be affected by any notice to the contrary.

      2.5. Detachability of Warrants. The Warrant Agent understands that the Class A Warrants are being issued as part of Units together with shares of the Company's Common Stock and that the shares of Common Stock and the Class A Warrants are immediately detachable and may be traded separately.

3. Terms and Exercise of Warrants.

      3.1. Warrant Price. Each Public Warrant certificate shall, when countersigned by the Warrant Agent, entitle the Registered Holder thereof, subject to the provisions of such Warrant certificate and of this Warrant Agreement, to purchase from the Company the number of shares of Common Stock stated therein, at the price of $1.50 per whole share (the "Purchase Price"), except that upon exercise of a Class A Warrant the holder shall receive together with one share of Common Stock, one Class B and one Class C Warrant; and each Private Warrant shall entitle the holder to purchase the number of shares of Common Stock stated therein at a purchase price of $0.05 per whole share (the "Discount Price", and together with the Purchase Price referred to as the Warrant Price), subject to the adjustments provided in Section 4 hereof. The term "Warrant Price" as used in this Warrant Agreement refers to the price per share at which securities may be purchased at the time a Warrant is exercised.

      3.2. Duration of Warrants. Subject to Section ______ hereof, a Class A Warrant may be exercised only during the period (the "Class A Exercise Period") commencing at any time after the closing of the Public Offering and terminating on December 31, 1998 (the "Class A Expiration Date"). A Class B Warrant may be exercised only during the period (the "Class B Exercise Period") from the date of issuance until March 31, 1999 (the"Class B Expiration Date"). A Class C Warrant may be exercised only during the period (the "Class C Exercise Period") from the date of issuance until June 30, 1999 (the"Class C Expiration Date"). Each Warrant not exercised on or before its expiration date shall become void, and all rights thereunder and all rights in respect thereof under this Agreement shall cease at the close of business on its applicable Expiration Date. The Company with the consent of NCHKSL and RADE not to be unreasonably withheld or delayed, may extend the duration of the Warrants by delaying the Expiration Dates. The Private Warrants may be exercised during the respective periods setforth in the Warrant Agreements.

      3.3. Exercise of Warrants.

            3.3.1. Payment. A Warrant, when countersigned by the Warrant Agent, may be exercised by the Registered Holder thereof by surrendering the certificate representing such Warrant or, in the case of the Private Warrants, the Notice of Exercise annexed to the Warrant Agreement, at the office of the Warrant Agent, in Chicago, Illinois, or at the office of its successor as Warrant Agent, with the subscription form, as set forth on the Warrant certificate, or the notice of exercise, as set forth in the Warrant Agreement, duly executed, and by paying in full, in lawful money of the United States, in cash, good certified check or bank draft payable


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to the order of the Company, the Warrant Price for the securities as to which the Warrant is exercised and any and all applicable taxes due in connection with the exercise of the Warrant, the exchange of the Warrant for the securities purchased, and the issuance of the Common Stock.

            3.3.2. Issuance of Certificates. As soon as practicable after the exercise of any Warrant and the clearance of the funds in payment of the Warrant Price, the Company shall issue to or upon the written order of the Registered Holder of such Warrant a certificate or certificates for the number of full shares of Common Stock to which he is entitled, registered in such name or names as may be directed by him, and if such Warrant shall not have been exercised in full, a new countersigned Warrant certificate for the number of shares and, in the case of the Class A Warrants, the Class B and Class C Warrants, as to which such Warrant shall not have been exercised. Notwithstanding the foregoing, the Company shall not be obligated to deliver any securities pursuant to the exercise of a Warrant unless a registration statement under the Securities Act of 1933 with respect to the securities is effective. Warrants may not be exercised by, or securities issued to, any registered holder in any state in which such exercise would be unlawful. Notwithstanding the foregoing, the Warrant Agent shall issue and deliver securities pursuant to the exercise of a Private Warrant upon receipt of appropriate instructions from the Company accompanied by an opinion of counsel to the Company as to compliance with applicable federal and state securities laws.

            3.3.3. Valid Issuance. All shares of Common Stock and Class B and Class C Warrants issued upon the proper exercise of a Warrant in conformity with this Agreement shall be validly issued.

            3.3.4. Date of Issuance. Each person in whose name any such certificate for shares of Common Stock, Class B and Class C Warrants is issued shall for all purposes be deemed to have become the Registered Holder of such securities on the date on which the Warrant certificate was surrendered and payment of the Warrant Price was made, irrespective of the date of delivery of such certificate, except that, if the date of such surrender and payment is a date when the transfer books of the Company are closed, such person shall be deemed to have become the Registered Holder of such shares at the close of business on the next succeeding date on which the transfer books are open.

            3.3.5. Private Warrants.

                  (a) The Consultant's Warrants are exercisable upon 60 days prior notice to the Company at any time and from time to time over a period of five years from the respective dates they become exercisable. Such Warrants are currently exercisable as to 450,000 shares of Common Stock and become exercisable as to the balance of the shares underlying such Warrants as follows:
(1) as to up to 600,000 shares, on the closing of the Public Offering; (2) as to up to 300,000 shares of Common Stock, on the date the


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

Company receives, when taken together with the gross proceeds received by the Company from all prior exercises of Class A Warrants, aggregate gross proceeds of $1,500,000 from the exercise of all Class A Warrants in accordance with their terms; (3) as to up to 300,000 shares of Common Stock, on the date the Company receives, when taken together with the gross proceeds received by the Company from all prior exercises of Class B Warrants, aggregate gross proceeds of $1,500,000 from the exercise of all Class B Warrants in accordance with their terms; and (4) as to up to 300,000 shares of Common Stock, on the date the Company receives, when taken together with the gross proceeds received by the Company from all prior exercises of Class C Warrants, aggregate gross proceeds of $1,500,000 from the exercise of all Class C Warrants in accordance with their terms. To the extent that any of the Public Warrants remain unexercised at the expiration date of any such Class of Warrants, the number of Consultant's Warrants which would become exercisable in respect of the exercise such Redeemable Warrants will be proportionately reduced.

                  (b) The Representative's Warrants become exercisable upon 60 days prior notice to the Company as follows: (1) as to up to 200,000 shares of Common Stock, on the closing of the Public Offering; (2) as to up to 100,000 shares of Common Stock, on the date the Company receives, when taken together with the gross proceeds received by the Company from all prior exercises of Class A Warrants, an aggregate of $1,500,000 from the exercise of all Class A Warrants in accordance with their terms; (3) as to up to 100,000 shares of Common Stock, on the date the Company receives, when taken together with the gross proceeds received by the Company from all prior exercises of Class B Warrants, an aggregate of $1,500,000 from the exercise of all Class B Warrants in accordance with their terms; and (4) as to up to 100,000 shares of Common Stock, on the date the Company receives, when taken together with the gross proceeds received by the Company from all prior exercises of Class C Warrants, an aggregate of $1,500,000 from the exercise of all Class C Warrants in accordance with their terms. The Representative's Warrants will expire proportionately based upon the number of shares of Common Stock underlying any Public Warrants issued by the Company to the extent that any such Public Warrants are unexercised at the respective expiration dates thereof. To the extent the Representative's Warrants become exercisable, each will be exercisable at any time during a five-year term commencing on the date such Warrant becomes exercisable. The Representative's Warrants may not be transferred for a period of one year from their date of issuance, except to affiliates of the Representative.

                  (c) The PP Warrants become exercisable upon 60 days prior notice to the Company and shall remain exercisable until ____________, 2003.

4. Adjustments. Subject and pursuant to the provisions of this Section, the Purchase Price and number of securities subject to a Warrant shall be subject to adjustment from time to time as hereinafter set forth:

      4.1. Stock Dividends - Split-Ups, etc. If the Company shall at any time subdivide its outstanding shares of Common Stock by recapitalization, reclassification or split-up thereof, or if the Company shall declare a stock dividend or distribute shares of Common Stock to its shareholders, the number of shares of Common Stock subject to each Warrant immediately prior to such subdivision shall be proportionately increased, and, in the case of Class A Warrants, the Anumber of Class B and Class C Warrants subject to each outstanding Class A Warrant


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

immediately prior to such subdivision shall be proportionately increased (with the intent that each Class B and Class C Warrant shall at all times represent the right to purchase neither more nor less than one share of Common Stock).

      4.2 Aggregation of Shares. If the Company shall at any time combine the outstanding shares of Common Stock by recapitalization, reclassification or combination thereof, the number of shares of Common Stock subject to each Warrant immediately prior to such combination shall be proportionately decreased and, in the case of Class A Warrants, the number of Class B and Class C Warrants subject to each outstanding Class A Warrants immediately prior to such subdivision shall be proportionately decreased. Any such adjustment, and related adjustment to the Warrant Price pursuant to Section 4.3 shall be effective at the close of business on the effective date of such subdivision or combination or if any adjustment is the result of a stock dividend or distribution then the effective date for such adjustment based thereon shall be the record date therefore.

       4.3. Adjustment Calculation. Whenever the number of shares of Common Stock and/or Class B or Class C Warrants purchasable upon the exercise of a Warrant is adjusted, as provided in this Section 4, the Warrant Price shall be adjusted (to the nearest cent) by multiplying either the Purchase Price or the Discount Price, as the case may be, immediately prior to such adjustment by a fraction (x) the numerator of which shall be the aggregate number of shares of Common Stock purchasable upon the exercise of each Warrant, (including, in the case of each Class A Warrant, the aggregate number of shares of Common Stock purchasable upon the exercise of the Class B and Class C Warrants underlying such Class A Warrant) immediately prior to such adjustment, and (y) the denominator of which shall be the aggregate number of shares of Common Stock so purchasable immediately thereafter.

      4.4. Replacement of Securities Upon Reorganization, etc. In case of any reclassification of the outstanding shares of Common Stock, other than a change covered by Section 4.1 or 4.2 hereof or which solely affects the par value of such shares of Common Stock, or in the case of any merger or consolidation of the Company with or into another corporation (other than a consolidation or merger in which the Company is the continuing corporation and which does not result in any reclassification or capital reorganization of the outstanding shares of Common Stock), or in the case of any sale or conveyance to another corporation of the property of the Company as an entirety or substantially as an entirety in connection with which the Company is dissolved, the Registered Holder of each Warrant shall have the right thereafter (until the expiration of the right of exercise of such Warrant) to receive upon the exercise thereof, for the same aggregate Warrant Price payable hereunder immediately prior to such event, the kind and amount of shares of stock or other securities or property receivable upon such reclassification, capital reorganization, merger or consolidation, or upon the dissolution following any sale or other transfer, by a holder of the number of shares of Common Stock of the Company obtainable upon exercise of such Warrant immediately prior to such event; in addition to the foregoing, upon the exercise of a Class A Warrant, and the payment of the Purchase Price payable hereunder immediately prior to such event, the holder of a Class A Warrant shall receive, in addition to the securities receivable in lieu of Common Stock due


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

pursuant to the term of such Warrant, the right (until the applicable expiration of the right of exercise of the Class B and Class C Warrants) to receive upon the exercise thereof, for the aggregate Purchase Price payable hereunder immediately prior to such event, the kind and amount of shares of stock or other securities or property receivable upon such reclassification, reorganization, merger or consolidation, or upon the dissolution following any sale or other transfer, by a Registered Holder of the number of shares of Common Stock obtainable upon exercise of such Class B or Class C Warrants underlying the Class A Warrants exercised, immediately prior to such event; and if any reclassification or capital reorganizations also result in a change in shares of Common Stock covered by Section 4.1 or 4.2, then such adjustment shall be made pursuant to both Section 4.1 or 4.2,as the case may be, and this Section 4.4. The provisions of this Section 4.4 shall similarly apply to successive reclassifications, or capital reorganizations, mergers or consolidations, sales or other transfers.

      4.6. Form of Warrant Certificate. The form of Warrant Certificates need not be changed because of any change pursuant to this Section 4, and Warrant Certificates issued after such change may state the same Purchase Price and the same number of shares as is stated in the Warrant Certificates initially issued pursuant to this Agreement. However, the Company may at any time in its sole discretion (which shall be conclusive) make any change in the form of Warrant Certificate that the Company may deem appropriate and that does not affect the substance thereof; and any Warrant Certificate thereafter issued or countersigned, whether in exchange or substitution for an outstanding Warrant Certificate or otherwise, may be in the form as so changed.

      4.7. Notices of Changes in Warrant. Upon every adjustment of the Warrant Price or the number of shares issuable on exercise of a Warrant, the Company shall give written notice thereof to the Warrant Agent, which notice shall state the Warrant Price resulting from such adjustment and the increase or decrease, if any, in the number of shares purchasable at such price upon the exercise of a Warrant, setting forth in reasonable detail the method of calculation and the facts upon which such calculation is based. Upon the occurrence of any event specified in Sections 4.1. 4.2., or 4.4., then, in any such event, the Company shall give written notice in the manner set forth above of the record date for such dividend, distribution, or subscription rights, or the effective date of such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation, winding up or issuance. Such notice shall also specify the date as of which the holders of Common Stock of record shall participate in such dividend, distribution, or subscription rights, or shall be entitled to exchange their Common Stock for stock, securities, or other assets deliverable upon such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation, winding up or issuance. Failure to give such notice, or any defect therein, shall not affect the legality or validity of such event.

      4.8. No Fractional Shares. Notwithstanding any provision contained in this Warrant Agreement to the contrary, the Company shall not issue fractional shares upon exercise of Warrants. If more than one Warrant certificate shall be exercised at any one time by the same registered holder, the number of shares of Common Stock which shall be issuable upon exercise thereof shall be computed on the basis of the aggregate number of shares of Common Stock purchasable upon such exercise. If the holder of any Warrant would be entitled, upon the


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exercise of such Warrant, to receive a fractional interest in a share, the
Company shall, upon such exercise, purchase such fractional interest at the current value, determined as follows:

            (i) If the Common Stock is listed on a National Securities Exchange or admitted to unlisted trading privileges on such exchange or listed for trading on the Nasdaq National Market or Nasdaq SmallCap Market, the current value shall be the last reported sale price of the Common Stock on such exchange on the date of exercise of a Warrant or if no such sale is made on such day, the average of the closing bid and asked prices for such day on such exchange; or

            (ii) If the Common Stock is not listed or admitted to unlisted trading privileges, the current value shall be the mean of the last reported bid and asked prices reported by the National Quotation Bureau, Inc. on the date of the exercise of a Warrant; or

            (iii) If the Common Stock is not so listed or admitted to unlisted trading privileges and bid and asked prices are not so reported, the current value shall be an amount determined in such reasonable manner as may be prescribed by the Board of Directors of the Company.

      4.9. Form of Warrant. The form of Warrant need not be changed because of any adjustment pursuant to this Section 4, and Warrants issued after such adjustment may state the same Warrant Price and the same number of shares as is stated in the Warrants initially issued pursuant to this Agreement. However, the Company may at any time in its sole discretion make any change in the form of Warrant that the Company may deem appropriate and that does not affect the substance thereof, and any Warrant thereafter issued or countersigned, whether in exchange or substitution for an outstanding Warrant or otherwise, may be in the form as so changed.

5. Transfer and Exchange of Warrants.

      5.1. Registration of Transfer. The Warrant Agent shall register the transfer, from time to time, of any outstanding Warrant upon the Warrant Register, upon surrender of a Warrant certificate or, in the case of the Private Warrants, the form of notice of transfer annexed to the Warrant Agreement, for transfer, properly endorsed with signatures properly guaranteed and accompanied by appropriate instructions for transfer. Upon any such transfer, a new Warrant certificate or, in the case of the Private Warrants, Warrant Agreement, representing an equal aggregate number of Warrants shall be issued and the old Warrant certificate (Warrant Agreement) shall be canceled by the Warrant Agent. The Warrant certificate (Warrant Agreement) so canceled shall be delivered by the Warrant Agent to the Company from time to time upon request. Notwithstanding the foregoing, the Warrant Agent shall not be required to issue a new Warrant upon transfer of a Private Warrant prior to its receipt of an opinion of counsel acceptable to the Company as to compliance of such transfer with applicable state and federal securities laws.

      5.2. Procedure for Surrender of Warrants. Warrant certificates may be surrendered


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to the Warrant Agent, together with a written request for exchange, and thereupon the Warrant Agent shall issue in exchange therefor one or more new Warrant certificates as requested by the registered holder of the Warrant certificates so surrendered, representing an equal aggregate number of Warrants; provided, however, that in the event that a Warrant certificate surrendered for transfer bears a restrictive legend, the Warrant Agent shall not cancel such Warrant certificate and issue new Warrant certificates in exchange therefor until the Warrant Agent has received an opinion of counsel for the Company stating that such transfer may be made and indicating whether the new Warrant certificates must also bear a restrictive legend.

      5.3. Fractional Warrants. The Warrant Agent shall not be required to effect any registration of transfer or exchange which will result in the issuance of a warrant certificate for a fraction of a warrant.

      5.4. Service Charges. No service charge shall be made for any exchange or registration of transfer of Warrants.

      5.5 Warrant Execution and Countersignature. The Warrant Agent is hereby authorized to countersign and to deliver, in accordance with the terms of this Agreement, the Warrants required to be issued pursuant to the provisions hereof, and the Company, whenever required by the Warrant Agent, will supply the Warrant Agent with Warrant certificates duly executed on behalf of the Company for such purpose.

6. Other Provisions Relating to Rights of Holders of Warrants.

      6.1. No Rights as Stockholder. A Warrant does not entitle the registered holder thereof to any of the rights of a stockholder of the Company, including, without limitation, the right to receive dividends, or other distributions, exercise any preemptive rights to vote or to consent or to receive notice as stockholders in respect of the meetings of stockholders or the election of directors of the Company or any other matter.

      6.2. Lost, Stolen, Mutilated, or Destroyed Warrants. If any Warrant certificate is lost, stolen, mutilated, or destroyed, the Company and the Warrant Agent may on such terms as to indemnity or otherwise as they may in their discretion impose (which shall, in the case of a mutilated Warrant, include the surrender thereof), issue a new Warrant certificate of like denomination, tenor, and date as the Warrant certificate so lost, stolen, mutilated, or destroyed. Any such new Warrant certificate shall constitute a substitute contractual obligation of the Company, whether or not the allegedly lost, stolen, mutilated, or destroyed Warrant certificate shall be at any time enforceable by anyone.

      6.3. Reservation of Common Stock. The Company shall at all times reserve and keep available a number of its authorized but unissued shares of Common Stock that will be sufficient to permit the exercise in full of all outstanding Warrants issued pursuant to this Agreement.

      6.4. Registration of Common Stock. The Company agrees that prior to the commencement of the Exercise Period it shall file with the Securities and Exchange Commission


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a post-effective amendment to the Registration Statement, if possible, or a new registration statement, for the registration, under the Securities Act of 1933, of the Common Stock issuable upon exercise of the Public Warrants. In either case, the Company agrees to use its best efforts to cause the same to become effective promptly thereafter and to maintain the effectiveness of such registration statement and keep current a prospectus thereunder until the expiration of the Public Warrants in accordance with the provisions of this Agreement.

7. Concerning the Warrant Agent and Other Matters.

      7.1. Payment of Taxes. The Company will from time to time promptly pay all taxes and charges that may be imposed upon the Company or the Warrant Agent in respect of the issuance or delivery of shares of Common Stock upon the exercise of Warrants, but the Company shall not be obligated to pay any transfer taxes in respect of the Warrants or such shares.

      7.2. Resignation, Consolidation, or Merger of Warrant Agent.

            7.2.1. Appointment of Successor Warrant Agent. The Warrant Agent, or any successor to it hereafter appointed, may resign its duties and be discharged from all further duties and liabilities (other than those incurred prior to such resignation or discharge) hereunder after giving sixty (60) days' notice in writing to the Company. If the office of the Warrant Agent becomes vacant by resignation or incapacity to act or otherwise, the Company shall appoint in writing a successor Warrant Agent in place of the Warrant Agent. If the Company shall fail to make such appointment within a period of 30 days after it has been notified in writing of such resignation or incapacity by the Warrant Agent or by a holder of Warrants (who shall, with such notice, submit his Warrant for inspection by the Company), then the holder of any Warrant may apply to the Supreme Court of the State of Illinois for the county of _______ for the appointment of a successor Warrant Agent. Any successor Warrant Agent, whether appointed by the Company or by such court, shall be authorized under the laws of the state in which it was organized to exercise corporate trust powers, shall maintain an office in the City of Chicago and State of Illinois for the transfer of Warrants, shall be subject to supervision or examination by federal or state authority and shall be authorized to serve as Warrant Agent for the Warrants under the Securities Exchange Act of 1934, as amended. If at any time the Warrant Agent shall cease to be eligible in accordance with the provision of this paragraph, it shall resign immediately. After appointment, any successor Warrant Agent shall be vested with all the authority, powers, rights, immunities, duties, and obligations of its predecessor Warrant Agent with like effect as if originally named as Warrant Agent hereunder, without any further act or deed; but if for any reason it becomes necessary or appropriate, the predecessor Warrant Agent shall execute and deliver, at the expense of the Company, an instrument transferring to such successor Warrant Agent all the authority, powers, and rights of such predecessor Warrant Agent hereunder; and upon request of any successor Warrant Agent the Company shall make, execute, acknowledge, and deliver any and all instruments in writing for more fully and effectually vesting in and confirming to such successor Warrant Agent all such authority, powers, rights, immunities, duties, and obligations.


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

            7.2.2. Notice of Successor Warrant Agent. In the event a successor Warrant Agent shall be appointed, the Company shall give notice thereof to the predecessor Warrant Agent and the transfer agent for the Common Stock not later than the effective date of any such appointment.

            7.2.3. Merger or Consolidation of Warrant Agent. Any corporation into which the Warrant Agent may be merged or with which it may be consolidated or any corporation resulting from any merger or consolidation to which the Warrant Agent shall be a party, if it shall be eligible to serve as Warrant Agent shall be the successor Warrant Agent under this Agreement without any further act.

      7.3. Fees and Expenses of Warrant Agent.

            7.3.1. Remuneration. The Company agrees to pay the Warrant Agent reasonable remuneration for its services as such Warrant Agent hereunder and will reimburse the Warrant Agent upon demand for all expenditures that the Warrant Agent may reasonably incur in the execution of its duties hereunder.

            7.3.2. Further Assurances. The Company agrees to perform, execute, acknowledge, and deliver or cause to be performed, executed, acknowledged, and delivered all such further and other acts, instruments, and assurances as may reasonably be required by the Warrant Agent for the carrying out or performing of the provisions of this Agreement.

      7.4. Liability of Warrant Agent.

              7.4.1. Reliance on Company Statement. Whenever in the performance of its duties under this Warrant Agreement, the Warrant Agent shall deem it necessary or desirable that any fact or matter be proved or established by the Company prior to taking or suffering any action hereunder, such fact or matter (unless other evidence in respect thereof be herein specifically prescribed) shall be deemed to be conclusively proved and established by a statement signed by the President of the Company and delivered to the Warrant Agent. The Warrant Agent may rely upon such statement for any action taken or suffered in good faith by it pursuant to the provisions of this Agreement.

            7.4.2. Indemnity. The Warrant Agent shall be liable hereunder only for its own negligence or willful misconduct. The Company agrees to indemnify the Warrant Agent and save it harmless against any and all liabilities, including judgments, costs and reasonable counsel fees, for anything done or omitted by the Warrant Agent in the execution of this Agreement except as a result of the Warrant Agent's negligence, willful misconduct, or bad faith.

            7.4.3. Exclusions. The Warrant Agent shall have no responsibility with respect to the validity of this Agreement or with respect to the validity or execution of any Warrant (except its countersignature thereof); nor shall it be responsible for any breach by the Company of any covenant or condition contained in this Agreement or in any Warrant; nor shall it be responsible to make any adjustments required under the provisions of Section 4 hereof or responsible for the manner, method, or amount of any such adjustment or the ascertaining of the existence of facts that would require any such adjustment; nor shall it by any act hereunder be deemed to make any representation or warranty as to the authorization or reservation of any shares of Common Stock to be issued pursuant to this Agreement or any Warrant or as to whether any shares of Common Stock will when issued be valid and fully paid and nonassessable.

      7.5. Acceptance of Agency. The Warrant Agent hereby accepts the agency established by this Agreement and agrees to perform the same upon the terms and conditions herein set forth and among other things, shall account promptly to the Company with respect to Warrants exercised and concurrently account for, and pay to the Company, all moneys received by the Warrant Agent for the purchase of shares of the Company's Common Stock through the exercise of Warrants.

8. Miscellaneous Provisions.

      8.1. Successors. All the covenants and provisions of this Agreement by or for the benefit of the Company or the Warrant Agent shall bind and inure to the benefit of their respective successors and assigns.

      8.2. Notices. Any notice, statement or demand authorized by this Warrant Agreement to be given or made by the Warrant Agent or by the holder of any Warrant to or by the Company shall be sufficiently given or made if sent by certified mail, or private courier service, postage prepaid, addressed (until another address is filed in writing by the Company with the Warrant Agent), as follows:

            Immtech International, Inc.
            1890 Maple Avenue
            Suite 110
            Evanston, Illinois 60201

with a copy to:

            John Goebel, Esq.
            Gardner, Carton & Douglas
            321 North Clark Street
            Suite 3300
            Chicago, Illinois 60610-4795

Any notice, statement or demand authorized by this Agreement to be given or made by the holder of any Warrant or by the Company to or on the Warrant Agent shall be sufficiently given or made if sent by certified mail or private courier service, postage prepaid, addressed (until another address is filed in writing by the Warrant Agent with the Company), as follows:

            Harris Trust and Savings Bank

            Chicago, Illinois

      8.3. Applicable Law; Jurisdiction. The validity, interpretation, and performance of this Agreement and of the Warrants shall be governed in all respects by the law of the State of Delaware, without giving effect to principles of conflicts of law. The Company hereby agrees that any action, proceeding or claim against it arising out of or relating in any way to this Agreement shall be brought and enforced in the courts of the State of Delaware or of the United States of America for the _______ District of Delaware, and irrevocably submits, to such jurisdiction, which jurisdiction shall be exclusive. The Company hereby waives any objection to such exclusive jurisdiction and that such courts represent an inconvenience forum. Any such process or summons to be served upon the Company may be served by transmitting a copy thereof by registered or certified mail, return receipt requested, postage prepaid, addressed to it at the address set forth in Section 9.2 hereof. Such mailing shall be deemed personal service and shall be legal and binding upon the Company in any action, proceeding or claim.

      8.4. Persons Having Rights Under This Agreement. Nothing in this Agreement expressed and nothing that may be implied from any of the provisions hereof is intended, or shall be construed, to confer upon, or give to, any person or corporation other than the parties hereto and the registered holders of the Warrants and, for the purposes of Sections 3.3.5 and 6.1 through 6.4 hereof, the Representative and Consultant, any right, remedy, or claim under or by reason of this Warrant Agreement or of any covenant, condition, stipulation, promise, or agreement hereof. The Representative and the Consultant shall be deemed to be a third-party beneficiary of this Agreement with respect to such Sections. All covenants, conditions, stipulations, promises, and agreements contained in this Warrant Agreement shall be for the sole and exclusive benefit of the parties hereto (and the Representative and Consultant to the extent set forth above) and their successors and assigns and of the registered holders of the Warrants.

      8.5. Examination of the Warrant Agreement. A copy of this Agreement shall be available at all reasonable times at the office of the Warrant Agent in the Chicago, Illinois, for inspection by the registered holder of any Warrant. The Warrant Agent may require any such holder to submit his or her Warrant for inspection by it.

      8.6. Counterparts. This Agreement may be executed in any number of counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument.

      8.7. Effect of Headings. The Section headings herein are for convenience only and are not part of this Warrant Agreement and shall not affect the interpretation thereof.

      8.8 Amendment of Terms. The terms and provisions of the Warrants may not be amended or modified, for example, by extension of the period of exercise or decrease in the exercise price, without the consent of NCHKSL and Rade, which consents shall not be unreasonably withheld or delayed. The terms of this Section shall not apply to the Private Warrants.

      8.9 Conflicts. Should any term or provision in this Agreement conflict with any term or provision in the Rade Warrant Agreement or the NCHKSL private placement Warrant Agreement, the terms and provisions of the Rade Warrant and the NCHKSL private placement Warrant Agreement shall be deemed correct and shall supercede any conflicting terms and provisions herein.

      IN WITNESS WHEREOF, this Agreement has been duly executed by the parties hereto under their respective corporate seals as of the day and year first above written.

Attest:


--------------------------------------
Name:


IMMTECH INTERNATIONAL, INC.


By:
   -----------------------------------
   Name:
   Title: Officer

Attest:


--------------------------------------
Name:

HARRIS TRUST AND
  SAVINGS BANK


By:
   -----------------------------------
   Name:
   Title:

Attest:


--------------------------------------
Name:


NEW CHINA HONG KONG
  SECURITIES LIMITEDAttest:


By:
   -----------------------------------
   Name:
   Title:

Attest:


--------------------------------------
Name:


RADE MANAGEMENT CORPORATIONAttest:


By:
   -----------------------------------
   Name:
   Title: